UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2015

VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of a Director

On December 11, 2015, Pamela J. Craig and Dennis D. Powell resigned from the Board of Directors of VMware, Inc. and all committees thereof, effective immediately.

(d) Election of Director

On December 13, 2015, the Board of Directors of VMware elected Donald J. Carty as a Class III, Group II member of the Board. Mr. Carty was appointed to serve on VMware’s Audit Committee.

Mr. Carty is also a member of the board of directors of EMC Corporation, VMware’s parent company, on which he has served since January 2015. Mr. Carty is a member of EMC’s Audit Committee and Corporate Governance and Nominating Committee.

Mr. Carty will participate in the non-employee director compensation arrangements described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2015. The Company will also enter into its standard form of indemnification agreement with Mr. Carty.

Item 8.01 Other Information.

VMware announced that it will not be participating in the formation of the Virtustream Cloud Services Business previously announced by EMC and VMware on October 20, 2015.

VMware will update the preliminary 2016 guidance it provided on its third quarter earnings conference call on October 20, 2015 when VMware announces its 2015 fourth quarter and full year financial results in January 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: December 14, 2015	By:	/s/ Jonathan Chadwick
Jonathan Chadwick
Chief Financial Officer, Chief Operating Officer and Executive Vice President